CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-8 dated April 18, 2003 filed in behalf of Advanced Healthcare Technologies, Inc.(formerly Email Mortgage.com, Inc.) of our report dated May 31, 2002, relating to the financial statements of Advanced Healthcare Technologies, Inc. as of March 31, 2002.




                            James E. Scheifley
                             Certified Public Accountant


April 24, 2003
Dillon, Colorado